UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 24, 2022
(Date of earliest event reported)
Commission file number 001-36440

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement
On June 24, 2022, Avanos Medical, Inc. (the “Company”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with certain lenders, JPMorgan Chase Bank, N.A. (“JPM”) as administrative agent, MUFG Bank, Ltd. (“MUFG”), PNC Bank, National Association (“PNC”) and U.S. Bank National Association (“U.S. Bank”) as co-syndication agents, and JPM and MUFG, PNC and U.S. Bank as joint lead arrangers and joint bookrunners. The Credit Agreement establishes credit facilities in an aggregate principal amount of $500.0 million, consisting of a five-year senior secured term loan of $125.0 million (the “Term Loan Facility”) and a five-year senior secured revolving credit facility allowing borrowings of up to $375.0 million, with a letter of credit subfacility in an amount of $75 million (the “Revolving Credit Facility”). All obligations under the Credit Agreement and certain hedging agreements and cash management arrangements thereunder are: (i) guaranteed by each of the Company’s direct and indirect, existing and future, material wholly owned domestic subsidiaries (“Guarantors”) and (ii) secured by a first priority lien on substantially all the assets of the Company and the Guarantors.
The Credit Agreement contains an accordion feature that allows the Company, subject to the satisfaction of certain conditions, including the Company’s receipt of increased commitments from existing lenders or new commitments from new lenders, to incur incremental term loans under the Term Loan Facility or under new term loan facilities or to increase the amount of the commitments under the Revolving Credit Facility, including through the establishment of one or more tranches under the Revolving Credit Facility, in an aggregate principal amount not to exceed the sum of (i) $125.0 million; plus (ii) voluntary prepayments of loans under the Term Loan Facility and voluntary commitment reductions under the Revolving Credit Facility; plus (iii) an unlimited amount, so long as the Company’s consolidated net secured leverage ratio, after giving pro forma effect to the incurrence of any such incremental loans or commitments, is equal to or less than 3.50 to 1.00.
The Credit Agreement will mature on June 24, 2027, subject to a feature that allows the Company, subject to consent of the extending lenders, to extend the maturity of the commitments or loans outstanding under each of the Term Loan Facility and Revolving Credit Facility.
Borrowings under the Term Loan Facility and the Revolving Credit Facility will bear interest, at the Company’s option, at either: (i) an adjusted term secured overnight financing rate (“SOFR”), plus a margin ranging between 1.50% to 2.00% per annum, depending on the Company’s consolidated total leverage ratio; (ii) an adjusted daily simple SOFR rate, plus a margin ranging between 1.50% to 2.00% per annum, depending on the Company’s consolidated total leverage ratio; or (iii) a base rate (calculated as the greatest of (a) the prime rate, (b) the NYFRB rate (being the greater of the federal funds effective rate or the overnight bank funding rate) plus 0.50%, and (c) the one month adjusted term SOFR rate plus 1.00%), plus a margin ranging between 0.50% to 1.00% per annum, depending on the Company’s consolidated total leverage ratio. The unused portion of the Revolving Credit Facility will be subject to a commitment fee ranging between 0.20% to 0.25% per annum, depending on the Company’s consolidated total leverage ratio.
The Credit Agreement requires compliance with certain customary operational and financial covenants, including a maximum consolidated net secured leverage ratio and a minimum consolidated interest coverage ratio. In addition, the Credit Agreement contains certain other customary limitations on the Company’s ability to, among other things: incur additional indebtedness; pay dividends on or repurchase or redeem the Company’s capital stock; make loans, investments and acquisitions; sell, transfer or otherwise dispose of assets; guarantee other obligations; create or grant liens; and enter into certain types of transactions with affiliates. Notwithstanding such limitations, the Credit Agreement allows the Company to pay dividends, repurchase stock and make investments up to an “Available Amount,” as defined in the Credit Agreement, provided no event of default has occurred and certain financial ratios have been achieved on a pro forma basis.
The Company’s repayment obligations under the Credit Agreement are subject to acceleration upon the occurrence of certain events of default which are customary for credit facilities of this type.
The Company is permitted to prepay all or a portion of the Term Loan Facility and the Revolving Credit Facility at any time without premium or penalty. Borrowings under the Term Loan Facility are subject to mandatory prepayments with the net cash proceeds of certain issuances of debt, certain asset sales and other dispositions and certain casualty events.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Item 1.02    Termination of a Material Definitive Agreement
In connection with entering into the Credit Agreement described in Item 1.01 above, effective June 24, 2022, the Company terminated the Amended and Restated Credit Agreement dated as of October 30, 2018 by and among the Company, the lenders thereunder and Citibank N.A., as administrative agent (as amended and supplemented, the “Prior Credit Agreement”). The Prior Credit Agreement established a $250.0 million senior secured revolving credit facility, with a letter of credit sub-facility of $25.0 million. The Prior Credit Agreement was scheduled to mature on October 30, 2023.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01            Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	June 30, 2022	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel